NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0118 Dated February 14, 1996   Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and            File number:  33-63097
Prospectus Supplement dated January 10, 1996)

Subordinated Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  20,000,000.00
Issue Price:                             100.000%    $  20,000,000.00
Commission or Discount:                    0.400%    $      80,000.00
Proceeds to Company:                      99.600%    $  19,920,000.00

Agent:                          Morgan Stanley & Co. Incorporated, as Principal


Original Issue Date:            February 21, 1996
Stated Maturity Date:           February 21, 2006

Cusip #:                        63858S-AJ-8
Form:                           Book entry only


Interest Rate:                  6.375% Fixed

Interest Payment Dates:         February 21 and August 21, commencing
                                on August 21, 1996


Discount Note?                                                 No

May the Notes be redeemed by the Company prior to maturity?    Yes 02/21/03

The notes will be subject to redemption at the option of the Company, in whole, on the Interest Payment Date occurring February 21, 2003 and each Interest Payment Date occurring in February or August thereafter at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 calendar days prior notice.


May the notes be repaid prior to maturity at the option of
the holder?                                                    No